Exhibit 10.31
Third Amendment to
Management Agreement
This Third Amendment to Management Agreement (the “Amendment”), dated as of January 3, 2021, is made pursuant to that certain Management Agreement dated as of June 1, 2015, (as previously amended by the First Amendment to Management Agreement, dated as of January 17, 2018 and the Second Amendment to Management Agreement, dated as of June 26, 2019, the “Agreement”), among Wendy’s Funding, LLC, a Delaware limited liability company (the “Master Issuer”), Wendy’s International, LLC, an Ohio limited liability company (the “Manager”), the Securitization Entities party thereto, and Citibank, N.A., as trustee (the “Trustee”).
Witnesseth:
Whereas, the Master Issuer, the Manager, the Securitization Entities and the Trustee have entered into the Agreement;
Whereas, Section 8.3 of the Agreement provides, among other things, that the provisions of the Agreement may, from time to time, be amended, in writing, upon the written consent of the Trustee (acting at the direction of the Control Party), the Securitization Entities and the Manager; provided that any amendment that would materially adversely affect the interest of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed;
Whereas, the execution and delivery of this Amendment has been duly authorized and all conditions and requirements necessary to make this Amendment a valid and binding agreement have been duly performed and complied with.
Whereas, the Master Issuer and the Securitization Entities wish to amend the Agreement as set forth herein;
Whereas, the Control Party has directed the Trustee to consent to the amendments set forth herein;
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.
Section 2.Amendments.1
2.1.The Agreement is hereby amended to amend and restate Section 5.6 thereof in its entirety as follows:
1 All modifications to existing provisions of the Agreement are indicated herein by adding the inserted text (indicated in the same manner as the following example: inserted text, ~~deleted text~~).

“Section 5.6    Competition. The Manager shall not, and shall not permit Non-Securitization Entities to, purchase Branded Restaurants or other assets similar to the Contributed Assets with the intention of competing with the Securitization Entities; provided the foregoing will not limit the Manager or the Non-Securitization Entities from (i) operating Retained Restaurants, Reacquired Restaurants or any other asset intended at the time of acquisition of such asset to be contributed the Securitization Entities or (ii) franchising Branded Restaurants in jurisdictions outside of the United States so long as the relevant Non-Securitization Entities pay the Franchise Holder or other applicable Securitization Entity an arm’s length royalty for use of the Securitization IP in connection therewith; provided, further, that the foregoing will not limit the Manager or the Non-Securitization Entities from operating any brand prior to such brand becoming a Future Brand.”
Section 3.Effectiveness of Amendment. Upon the date hereof (i) the Agreement shall be amended in accordance herewith, (ii) this Amendment shall form part of the Agreement for all purposes and (iii) the parties and each Noteholder shall be bound by the Agreement, as so amended. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, as amended by this Amendment.
Section 4.Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.
Section 5.Binding Effect. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.
Section 6.Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 7.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 8.Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Securitization Entities and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.
[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused this Third Amendment to Management Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

WENDY'S INTERNATIONAL, LLC, as Manager

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY'S SPV GUARANTOR, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY'S FUNDING, LLC, as Master Issuer

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

QUALITY IS OUR RECIPE, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY'S PROPERTIES, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

CONSENT OF CONTROL PARTY AND SERVICER:
In accordance with Section 2.4 and Section 8.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party (in accordance with Section 8.3 of the Management Agreement) and as Servicer hereby consents to the execution and delivery by the Master Issuer, the Securitization Entities and the Trustee of, and as Control Party hereby directs the Trustee to execute and deliver, this First Amendment to Management Agreement.
MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David Spotts
Name: David Spotts
Title: